Exhibit 21

Simpson Manufacturing Co., Inc. and Subsidiaries

List of Subsidiaries of Simpson Manufacturing Co., Inc.

At March 7, 2014

1.             Simpson Strong-Tie Company Inc., a California corporation

2.             Simpson Strong-Tie International, Inc., a California corporation

3.             Simpson Strong-Tie Canada, Limited, a Canadian corporation

4.             Simpson Strong-Tie Europe EURL, a French corporation

5.             Simpson Strong-Tie, S.A.S., a French corporation

6.             Simpson Strong-Tie Japan, Inc., a California corporation

7.             Simpson Strong-Tie Australia, Inc., a California corporation

8.             Simpson Strong-Tie A/S, a Danish corporation

9.             Simpson Strong-Tie GmbH, a German corporation

10.          Simpson Strong-Tie Sp.z,o.o., a Polish corporation

11.          Simpson France SCI, a French corporation

12.          Simpson Strong-Tie Australia Pty Limited, an Australian corporation

13.                               Simpson Strong-Tie Asia Limited, a Hong Kong company

14.                               Simpson Strong-Tie Asia Holding Limited, a Hong Kong company

15.                               Simpson Strong-Tie (Beijing) Company Limited, a Chinese company

16.                               Simpson Strong-Tie (Zhangjiagang) Co., Ltd., a Chinese company

17.                               Simpson Strong-Tie Ireland Limited, an Irish company

18.                               Simpson Strong-Tie GmbH, a German company

19.                               Simpson Strong-Tie s.r.o., a Czech company

20.                               Societe Civile Immobiliere IMAG SCI, a French corporation

21.                               Socom S.A.S., a French corporation

22.                               Simpson Strong-Tie (New Zealand) Limited, a New Zealand company

23.                               Simpson Strong-Tie Switzerland GmbH, a Switzerland company

24.                               S&P Clever Reinforcement Company AG, a Switzerland company

25.                               S&P Handels GmbH, an Austrian company

26.                               S&P Clever Reinforcement GmbH, a Germany company

27.                               S&P Clever Reinforcement Company Benelux B.V., a Dutch company

28.                               S&P Polska Sp. z o.o., a Polish corporation

29.                               Clever Reinforcement Iberica — Materiais de Construção, Lda., a Portugal private limited liability company

30.                               S&P Reinforcement France, a French company

31.                               Simpson Strong-Tie (Thailand) Co., Ltd, a Thai company

32.                               Simpson Strong-Tie Vietnam Company Limited, a Vietnam company

33.                               Simpson Strong-Tie South Africa (PTY) Ltd, a South Africa company

34.                               Simpson Strong-Tie Chile Limitada, a Chile company